AMENDMENT NO. 1

TO

AMENDED AND RESTATED MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of September 30, 2020, amends the Amended and Restated Master Investment Advisory Agreement (the “Agreement”), dated July 1, 2020, between AIM Sector Funds (Invesco Sector Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to change the name of Invesco Oppenheimer Gold & Special Minerals Fund to Invesco Gold & Special Minerals Fund;

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“ APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement

Invesco American Value Fund	February 12, 2010

Invesco Comstock Fund	February 12, 2010

Invesco Comstock Select Fund	May 24, 2019

Invesco Dividend Income Fund	November 25, 2003

Invesco Energy Fund	November 25, 2003

Invesco Gold & Special Minerals Fund	May 24, 2019

Invesco Small Cap Value Fund	February 12, 2010

Invesco Technology Fund	November 25, 2003

Invesco Value Opportunities Fund	February 12, 2010

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco American Value Fund

Net Assets	Annual Rate
First $ 500 million	0.72%
Next $500 million	0.715%
Next $1 billion	0.585%
Next $4 billion	0.5625%
Over $6 billion	0.5425%

Invesco Comstock Fund

Net Assets	Annual Rate
First $ 1 billion	0.50%
Next $1 billion	0.45%
Next $1 billion	0.40%
Over $3 billion	0.35%

Invesco Comstock Select Fund*

Net Assets	Annual Rate
First $ 300 million	0.625%
Next $100 million	0.500%
Next $4.6 billion	0.450%
Over $5 billion	0.430%

Invesco Dividend Income Fund

Net Assets	Annual Rate
First $ 500 million	0.6325%
Next $500 million	0.6125%
Next $600 million	0.60%
Next $400 million	0.5325%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Energy Fund

Net Assets	Annual Rate
First $ 350 million	0.75%
Next $350 million	0.65%
Next $1.3 billion	0.55%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%

Invesco Gold & Special Minerals Fund*

Net Assets	Annual Rate**
First $ 200 million	0.750%
Next $150 million	0.720%
Next $350 million	0.680%
Next $1.3 billion	0.560%
Next $2 billion	0.460%
Next $2 billion	0.410%
Next $2 billion	0.385%
Over $8 billion	0.360%

**

To the extent Invesco Oppenheimer Gold & Special Minerals Fund invests its assets in Invesco Oppenheimer Gold & Special Minerals Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Oppenheimer Gold & Special Minerals Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Oppenheimer Gold & Special Minerals Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Oppenheimer Gold & Special Minerals Fund (Cayman) Ltd.

Invesco Small Cap Value Fund

Net Assets	Annual Rate
First $ 500 million	0.67%
Next $500 million	0.645%
Over $1 billion	0.62%

Invesco Technology Fund

Net Assets	Annual Rate
First $ 500 million	0.67%
Next $500 million	0.64%
Next $1 billion	0.52%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Value Opportunities Fund

Net Assets	Annual Rate
First $ 250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM SECTOR FUNDS
(INVESCO SECTOR FUNDS)

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Secretary, Senior Vice President and
Chief Legal Officer

INVESCO ADVISERS, INC.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Vice President & Secretary